Exhibit 99.1

Video Display Corporation Letter to Shareholders

Atlanta - November 7, 2011 - Video Display Corporation (NASDAQ:VIDE), a recognized leader in the manufacture and distribution of defense, medical and industrial display solutions, today is issuing the CEO’s “Annual Letter to Shareholders” containing excerpts from the 8/30/2011 CEO’s Address to Shareholders at the Company’s Annual Meeting in Stone Mountain, GA and updating the Shareholders on earnings guidance and other events of significance.

The Company will file a Report on Form 8K detailing the upward revisions in guidance for this fiscal year ending February 28, 2012 and attach a full copy of this Letter thereto.

The Company had recently issued previous guidance for the fiscal 2012 year end at $0.50 to $0.55 in fully diluted per share earnings. Due to higher September and October results, revised guidance, issued today, indicates that results will likely exceed the high end of the previous guidance by as much as 10%. Therefore guidance is now revised to reflect the actual higher monthly results and is increased to a projected level for fiscal 2012 earnings of $0.55 - $0.60 per share.

The following excerpts are from the CEO Address at the 2011 Annual Meeting:

“GOOD MORNING & WELCOME”

“TODAY’S MEETING REPRESENTS THE 27TH ANNUAL MEETING OF VIDEO’S LIFE AS A PUBLIC COMPANY SINCE THE COMPANY IPO IN JANUARY OF 1985. IT IS VIDEO’S 37th YEAR OF EXISTENCE AS A SPECIALTY DISPLAY COMPANY.”

“ALTHOUGH THE MEETINGS ARE DESIGNED TO BE INFORMAL, THERE ARE STILL CERTAIN FORMALITIES THAT MUST BE ADHERED TO. THE ONLY ITEM ON THE AGENDA TO BE VOTED ON THIS YEAR IS THE ELECTION OF THE NOMINEES TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS FOR THE ENSUING YEAR. THE COMPANY IS SEEKING TO ADD THE EXPERIENCE OF SEASONED PROFESSIONALS IN FIELDS OF LAW, ACCOUNTING AND BUSINESS ACCUMEN INTO THE DECISION MAKING PROCESS OF THE BOARD”.

“TO THAT END, WE HAVE NOMINATED ATTORNEY DAVID COOPER, WHO HAS SERVED AS A LEGAL ADVISOR TO THE COMPANY FOR THE PAST NEARLY 30 YEARS. WE HAVE ALSO NOMINATED MR. ROGER LUSBY, THE MANAGING PARTNER OF FRAZIER AND DEETER LLC IN ALPHARETTA, GA. THE THIRD NEW NAME ON THE BALLOT THIS YEAR IS MR. GREG OSBORN WHO ALSO SERVES AS THE CHIEF FINANCIAL OFFICER OF VDC.”

“I THINK THAT EVERYONE WHO FOLLOWS VIDEO DISPLAY CORPORATION, WHETHER FROM A PROFESSIONAL, BUSINESS OR INVESTMENT ASPECT, WILL ALL AGREE THAT THE COMPANY HAS PROGRESSED SUBSTANTIALLY FROM WHERE WE WERE WHEN WE HELD OUR LAST ANNUAL MEETING. WE EXPECT TO CONTINUE THAT PROGRESS INTO THE YEAR AHEAD. TWO OF THE LARGEST DRAINS ON CORPORATE PROFITS HAVE BEEN ELIMINATED IN THE LAST 6 MONTHS AND OUR BOTTOM LINE NUMBERS REFLECT THOSE ELIMINATIONS. THAT DOES NOT MEAN THAT WE CAN EASE UP. WE STILL HAVE A COUPLE OF LOSING OPERATIONS THAT NEED TO BE DISPOSED OF TO CREAT A CLEANER MORE PROFITABLE COMPANY.”

“AS OF YESTERDAY, THE COMPANY RESOLVED ITS OUTSTANDING LEGAL CASE WITH CLINTON ELECTRONICS WHICH HAS ALSO BEEN DRAINING COMPANY CASH DUE TO HIGH LEGAL COSTS. IT WAS DETERMINED BY THE BOARD THAT THE PRUDENT WAY TO GO WAS TO SETTLE THE DIFFERENCES AND MOVE ON. THE COMPANY HAD PREVIOUSLY RESERVED AGAINST ANY POTENTIAL COURT LOSSES SO THE EFFECT OF THE RESOLUTION WILL BE NEGLIGIBLE ON VDC’S FINANCIAL RESULTS FOR THIS YEAR”.

“LAST YEAR WE DISCUSSED THE NEED TO GET CURRENT WITH OUR PAYABLES, REDUCING OUR DEBT, DECREASING OUR LAST TIME BUY INVENTORIES AND CONVERTING THEM BACK TO CASH; GENERATING STRONG EBITDA AND CASH FLOW. WE HAVE ACCOMPLISHED THAT THIS YEAR.”

“OUR DISPLAYS ARE STILL THE “DISPLAY OF CHOICE” IN NUMEROUS PROGRAMS JUST BEING ENACTED OR RAMPED UP BY MANY OF THE COUNTRY’S LEADING DEFENSE CONTRACTORS AND THE US ARMED FORCES AS WELL.

I CAN ASSURE YOU WE ARE HERE, A STRONGER COMPANY THAN WE HAVE BEEN FOR SEVERAL YEARS, WITH AN EXTREMELY BRIGHT FUTURE FOR ALL OF OUR STAKEHOLDERS. THE ANTICIPATION THAT GOOD THINGS ARE ABOUT TO HAPPEN HAS ALWAYS KEPT THE MANAGEMENT OF VDC LOOKING FORWARD TO REACHING THE LONG TERM GOALS THAT WE ENVISION.”

“VDC HAS PERFORMED QUITE ADMIRABLY BOTH ON AN INDEPENDENT BASIS AND ESPECIALLY WHEN COMPARED TO MANY OTHER INVESTMENT OPPORTUNITIES AS A WHOLE. MY OPINION OF THE FUTURE PROMISE OF VIDEO DISPLAY CORPORATION REMAINED HIGH AT THE LAST ANNUAL MEETING. BASED UPON WHAT YOU HAVE JUST HEARD DURING TODAY’S PRESENTATIONS, IT IS, WITHOUT A DOUBT, EQUALLY AS HIGH FOR 2012 AND BEYOND.”

“I HAVE, AS HAVE OTHERS IN VDC MANAGEMENT AND THE DIRECTOR’S RANKS, AS SHOWN IN SEC REPORTS, CONTINUEDTO PURCHASE SHARES OF THE COMPANY’S COMMON STOCK IN THE OPEN MARKET. ALTHOUGH THE COMPANY ITSELF HAS BEEN RESTRICTED FROM REPURCHASING ADDITIONAL SHARES UNTIL WE HAVE ATTAINED SPECIFIC LEVELS OF PERFORMANCE SET BY OUR BANK, I BELIEVE THAT WE HAVE MET THOSE PARAMETERS AND HAVE REQUESTED THAT WE BE ALLOWED TO REINSTATE THAT PROGRAM.”

“WE HAVE MADE NO ACQUISITIONS OF SIGNIFICANCE SINCE THE LAST ANNUAL MEETING, BUT SEVERAL INTERESTING ONES HAVE BEEN PRESENTED TO US FOR REVIEW RECENTLY. IT IS A GREAT TIME FOR CONSIDERING SUCH OPPORTUNITIES BUT, THE FINANCING THE OPPORTUNITIES AS THEY ARISE IS STILL A STUMBLING BLOCK AS LONG AS OUR STOCK PRICE LANGUISHES HERE AT ABOUT $4.00 PER SHARE.”

“ALL IN ALL, THE ACCOMPLISHMENTS OF FISCAL 2011 CAN BE SUMMED UP AS: A YEAR OF SOLID PROGRESS. WE ARE MORE THAN “STILL HERE”. WE HAVE BUILT A SIGNIFICANT BACKLOG OF ORDERS FOR PRODUCTS, BOTH NEW AND LEGACY. WE CONTINUE TO ESTABLISH NEW SUPPLIER RELATIONSHIPS AND CUSTOMER RELATIONSHIPS THAT SHOULD STAND US IN GOOD STEAD FOR MANY YEARS TO COME.”

“USING THE BEST CURRENT INFORMATION AVAILABLE TO ME, IT APPEARS THAT VDC WILL CONTINUE TO MAKE STRONG PROGRESS THROUGHOUT THE REMAINDER OF THIS 2012 FISCAL YEAR. THE COMPANY HAS INCREASED ITS INITIAL GUIDANCE A COUPLE OF TIMES THIS YEAR AND THE CURRENT GUIDANCE TO THE STREET WAS SET AT ABOU $0.40TO $0.44 FOR THIS FISCAL YEAR BASED UPON $60 MILLION TO $65 MILLION IN NET REVENUE. WE WERE ABLE TO ADJUST UPWARD TO THOSE LEVELS DUE TO LARGER THAN EXPECTED FIRST QUARTER RESULTS.”

“BASED UPON THE RESULTS OF THE FIRST TWO MONTHS OF THE SECOND QUARTER, I COTNINUE TO BELIEVE THAT THE CURRENT GUIDANCE IS ATTAINABLE. THEREFORE, IF THE TARGETS ARE ACHIEVED, THE COMPANY EXPECTS PER SHARE EARNINGS FROM CONTINUING OPERATIONS FOR FISCAL 2012 TO EXCEED THOSE OF FISCAL 2011 BY APPROXIMATELY 43% TO 57%. AS YOU CAN EASILY SEE, THE GROUNDWORK HAS BEEN LAID. IT IS NOW UP TO US TO DELIVER THE RESULTS THAT I BELIEVE THE FIRM AND ITS PEOPLE ARE CAPABLE OF DOING.”

Subsequent to the August 30, 2011 meeting, progress has continued in several of the above areas.

a: VDC has shown further improvement in 2012 financial results as detailed above and has therefore increased its earnings guidance to reflect the improvement to $0.55 - $0.60.

b: Our commercial bankers have authorized the company to reinstitute the corporate share buyback program. The amount of shares to be purchased remains restricted within certain guidelines set by the banks and shall not exceed 10% in dollar value of the company’s cumulative after tax net income for the current fiscal year. Since the program was reinstituted on September 1, 2012, the company has repurchased 41,863 shares.

c: VDC’s directors and management have also continued to purchase shares of the company as reflected in SEC forms filings, for their personal investment holding accounts, reflecting their belief that VDC shares are undervalued at this time.

d: The company has entered into an agreement to sell its plant and real estate in White Mills, PA. Should the sale be consummated, the company will incur a onetime gain from the sale, which gain has not been considered when calculating the above earnings guidance. The gain, if the sale is consummated, is created by the recapture of past recorded depreciation on the Pennsylvania real estate.

e: On the merger and acquisition front, the company continues to review potential candidates to increase the company’s presence in the arena of niche market displays, display assemblies and components. It has submitted indications of interest to several possible candidates. VDC also has, on several occasions, received inquiries from companies that have a potential interest in acquiring all, or specific divisions of VDC. Although there have been no realistic or definitive offers presented to the board of directors, the company has participated in, and will continue to be responsive to, such discussions of interest when, and if, such inquiries are determined to be valid.

As always, I thank you for your continued support of Video Display Corporation.

Ronald D. Ordway, CEO, 770-938-2080